Exhibit 99.1

First Industrial Realty Trust Announces Tender Offer By First
Industrial, L.P. for Up to $125 Million Aggregate Principal Amount
of Certain of First Industrial, L.P.’s Outstanding Notes
CHICAGO, January 8, 2010 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading provider of industrial real estate supply chain solutions, today announced the commencement of a cash tender offer by its operating partnership, First Industrial, L.P., for up to $125 million aggregate principal amount (the “Tender Cap”) of First Industrial, L.P.’s outstanding 7.375% Notes due 2011, 6.875% Senior Notes due 2012, and 6.42% Senior Notes due 2014 (collectively, the “Notes”). The tender offer will expire on February 5, 2010 at 11:59 PM, New York City time, unless extended or earlier terminated (the “Expiration Time”). The terms and conditions of the tender offer are set forth in an Offer to Purchase dated January 8, 2010 (the “Offer to Purchase”) and related Letter of Transmittal, which together constitute the tender offer (the “Offer”).
The purchase price to be paid for Notes that are validly tendered and not validly withdrawn on or prior to the Expiration Time and accepted for payment is set forth in the table below:

CUSIP		Outstanding	Acceptance	Tender Offer	Early Tender	Total
Number	Security	Principal Amount	Priority Level	Consideration (1)	Premium (1)	Consideration (1)

32055RAG2	7.375% Notes due 2011	$143,498,000	1	$970	$30	$1,000
32055RAH0	6.875% Senior Notes due 2012	$144,065,000	2	$970	$30	$1,000
32055RAM9	6.42% Senior Notes due 2014	$113,000,000	3	$840	$30	$870

(1)	Per $1,000 principal amount of Notes accepted for purchase.
To be eligible to receive the Total Consideration set forth in the table above, holders must validly tender and not validly withdraw their Notes at or prior to 5:00 PM, New York City time, on January 22, 2010, unless extended (such date and time, as the same may be extended, the “Early Tender Time”). The Total Consideration includes the Early Tender Premium of $30 per $1,000 principal amount of Notes set forth in the table above. Holders validly tendering their Notes after the Early Tender Time and prior to the Expiration Time will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is equal to the Total Consideration minus the Early Tender Premium.
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The amount of each series of Notes that will be purchased in the offer will be limited in the aggregate by the Tender Cap and be based on the Acceptance Priority Level for such series of Notes set forth in the table above, as more fully described in the Offer to Purchase.
First Industrial, L.P. will pay on the settlement date, which is expected to be promptly following the Expiration Time, the applicable Total Consideration or Tender Offer Consideration, as the case may be, plus accrued and unpaid interest in respect of any Notes accepted for purchase in the Offer up to, but not including, the date of payment for the Notes. First Industrial, L.P. expects to fund the Offer with existing cash and cash equivalents.
Notes tendered prior to the Early Tender Time may be withdrawn at any time prior to the Early Tender Time, but not thereafter, and Notes tendered after the Early Tender Time may not be withdrawn, in each case subject to limited exceptions. Withdrawn Notes may be re-tendered at any time prior to the Expiration Time. The Offer is subject to certain customary conditions, but is not conditioned on the tender of a minimum principal amount of Notes. First Industrial, L.P. may amend, extend, or terminate the Offer any time.
The complete terms and conditions of the Offer are set forth in the Offer to Purchase and Letter of Transmittal that are being sent to holders of the Notes. Holders are urged to read the Offer documents carefully when they become available. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Offer, Global Bondholder Services Corporation at (866) 952-2200 (toll-free) or (212) 430-3774 (toll).
Lazard Capital Markets LLC is the Lead Dealer Manager for the Offer. Questions regarding the Offer may be directed to Lazard Capital Markets LLC at (877) 364-0850 (toll-free) or (212) 632-1979 (toll). J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are Co-Dealer Managers for the Offer.
This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Offer. First Industrial, L.P. is making the Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of First Industrial, the Lead Dealer Manager, the Co-Dealer Managers, the Depositary or the Information Agent for the Offer makes any recommendation in connection with the Offer.
About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) provides industrial real estate solutions for every stage of a customer’s supply chain, no matter how large or complex. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell industrial properties, including all of the major facility types — bulk and regional distribution centers, light industrial, manufacturing, and R&D/flex. We have a track record of industry leading customer service, and in total, we own, manage and have under development 93 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
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Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and in the Company’s subsequent quarterly reports on Form 10-Q. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact:	Art Harmon
Director, Investor Relations and Corporate Communications
312-344-4320
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